SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 8, 1997 (December 31,
1997)


                                  TEXOIL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       NEVADA                          0-12633                   88-0177083
(STATE OF INCORPORATION)       (COMMISSION FILE NUMBER)        (IRS EMPLOYER
                                                             IDENTIFICATION NO.)



                          1600 SMITH STREET, SUITE 4000
                              HOUSTON, TEXAS 77002
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                 (713) 652-5741
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 1.        CHANGES IN CONTROL OF REGISTRANT

        On December 31, 1997, Texoil, Inc., a Nevada corporation ("Texoil"), Texoil Acquisition, Inc., a Texas corporation and wholly-owned subsidiary of Texoil ("Texoil Sub"), and Cliffwood Oil & Gas Corp., a Texas corporation ("Cliffwood"), signed and closed an Agreement and Plan of Merger dated December 31, 1997 (the "Merger Agreement") pursuant to which Texoil Sub was merged with and into Cliffwood, with Cliffwood being the surviving entity (the "Merger"). Articles of Merger were filed with the Secretary of State of the State of Texas on December 31, 1997.

        Pursuant to the Merger Agreement, fifty-three former Cliffwood shareholders were issued shares of Texoil's common stock, par value $.01 (the "Texoil Common Stock"), equal to approximately 70% of Texoil's outstanding shares. Texoil's Board of directors was restructured so that five Texoil directors (T. W. Hoehn Jr., Walter L. Williams, William F. Seagle, Joe C. Richardson Jr. and Ruben Medrano) resigned and the remaining members of the Texoil Board of Directors filled the resulting vacancies with five candidates nominated by Cliffwood's Board of Directors. The current members of the Texoil Board of Directors are: Frank A. Lodzinski, Jerry M. Crews, Michael A. Vlasic, Robert E. La Joie and Thomas A. Reiser, all of whom have been, and currently are, directors of Cliffwood, and Gary J. Milavec and T. W. Hoehn, III, both formerly directors of Texoil. Also, upon closing, Frank A. Lodzinski, the President and Chief Executive Officer of Cliffwood, became the President and Chairman of the Board of Texoil, and Jerry M. Crews, the Secretary and Executive Vice-President of Cliffwood, became the Secretary of Texoil.

        Frank A. Lodzinski, age 48, has been President and a director of Cliffwood since he founded Cliffwood and it commenced operations in February 1996. From January 1992 to February 1995 he served as President and a director of Hampton Resources Corporation, a public corporation which he co-founded. From February 1995 (when Hampton was sold to Bellwether Exploration Company) to February 1996, he was self-employed and was a consultant to Bellwether Exploration Company. From 1984 to 1992, Mr. Lodzinski was engaged in the oil and natural gas business through Energy Resource Associates, Inc., a closely-held Texas corporation which he owned and controlled. Prior to 1984, he was employed in public accounting with Arthur Andersen & Co., and in various capacities with independent oil and gas companies. He is a Certified Public Accountant and holds a BSBA degree from Wayne State University.

        Jerry M. Crews, age 47, has been an officer and director of Cliffwood since he joined Cliffwood in April 1996. For the preceding 12 years he was an officer of Citation Oil & Gas Corporation and was responsible for all production operations. His experience includes acquisitions, drilling and development in most of the producing basins of the United States. Prior experience was with Conoco and Lear Petroleum. He holds a B.S. in petroleum engineering from Texas A&M University.

        Michael A. Vlasic, age 38, has been a director of Cliffwood since July 1996. For more than the past five years, he has been a principal with Vlasic Investments L.L.C. He is a graduate of Brown University.

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
        Robert E. La Joie, age 72, has been a director of Cliffwood since July 1996. Mr. La Joie retired in 1977 and is a private investor with more than forty years experience in oil and natural gas, real estate and food services. He is a graduate of the University of Michigan.

        Thomas A. Reiser, age 46, has been a director of Cliffwood since April 1996. For more than the past five years he has served as Chairman and President of Technical Risks, Inc. a private insurance brokerage firm, which he founded. He is a graduate of the College of William and Mary.

        Gary J. Milavec, age 35, has been a director of Texoil since September 1996 and served as its Secretary from October 1996 to December 1997. He has been a Vice President of RIMCO Associates, Inc. and active in its investment management and corporate finance activities since October 1990. He is also a director of Universal Seismic Associates, Inc. and Brigham Exploration Company. From May 1989 to October 1990, he was an investment banker with Rauscher Pierce Refsnes, Inc. From July 1986 to May 1989, he was a geologist with Shell Oil Company. Mr. Milavec received a B.A. in Geology from the University of Rochester, an M.S. in Geology from the University of Oklahoma, and an M.B.A. from the University of Houston.

        T. W. Hoehn, III, age 47, has been a director of Texoil since 1984 and became its Chairman in October 1996. He is President and General Manager of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, where he has been employed since 1975. He is a graduate of Stanford University.

        There are no arrangements known to Texoil, including any pledge by any person of Texoil securities, the operation of which may result at a subsequent date in a change in control of Texoil.

        Additional information concerning the Merger is contained in Items 2 and 5 below.

ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS

AGREEMENT AND PLAN OF MERGER WITH CLIFFWOOD OIL & GAS CORP.

        As a result of the Merger and pursuant to the terms of the Merger Agreement, Texoil issued 6.74 shares of Texoil Common Stock for every share of issued and outstanding Cliffwood Class A common stock, par value $.01 per share, and Class B common stock, par value $.01 per share, comprising an issuance of 25,450,179 shares of Texoil Common Stock representing approximately 70% of the shares of Texoil Common Stock currently outstanding. In addition, Texoil issued replacement warrants and options to holders of Cliffwood warrants and options representing obligations to issue, upon exercise of such replacement warrants or options, up to 9,385,450 shares of Texoil Common Stock.

        In connection with the Merger, the holders of all of Texoil's Series A Preferred Stock and all of Texoil's outstanding convertible notes converted those securities into Texoil Common Stock in accordance with the terms of such securities. Prior to the Merger, 23,000 shares of Series A Preferred Stock were outstanding for which Texoil issued 766,667 shares of Texoil Common Stock upon conversion, in addition to 138,000 shares issued for accrued but unpaid dividends on such

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Series A Preferred Stock. Similarly, $5.1 million in convertible notes were outstanding for which Texoil issued 5.5 million shares of Texoil Common Stock upon conversion, in addition to 90,813 shares issued for accrued and unpaid interest on such notes. Texoil also repaid $1,050,000 of nonconvertible notes owed to a Texoil director and his affiliates. The cash necessary to repay the notes and pay transaction costs associated with the Merger was obtained from cash on hand and the proceeds of the financing from affiliates of Resource Investors Management Company ("RIMCO") described below.

        Texoil expects that the Merger will be accounted for under the pooling of interests method of accounting pursuant to generally accepted accounting principles. The effect of pooling of interests accounting treatment is that the assets and liabilities accounts of Cliffwood will be recorded at their historical book values on December 31, 1997.

        The Texoil Common Stock that was issued in the Merger was not registered under the Securities Act of 1933, as amended, (the "Securities Act") or applicable state securities laws in reliance on exemptions from the securities registration provisions of the Securities Act and state securities laws. Texoil has extended registration rights with respect to the shares of Texoil Common Stock issued in the Merger and with respect to certain shares of Texoil Common Stock held by current and former affiliates of Texoil prior to the Merger. As a result of the registration rights granted in connection with the Merger, approximately 93.3% of outstanding Texoil Common Stock is subject to various registration rights. In addition, Texoil has extended registration rights with respect to 11,623,218 shares of Texoil Common Stock issuable upon exercise of the options and warrants issued in conjunction with the Merger and certain options and warrants held by current and former affiliates of Texoil prior to the Merger.

NATURE OF THE BUSINESS OF THE ACQUIRED COMPANY

        Cliffwood is a private independent energy company whose primary focus is on the acquisition and development of oil and natural gas properties. Cliffwood was initially incorporated in September 1993 as AMF Production Company. The name was changed to Cliffwood Oil & Gas Corp. when it commenced operations in early 1996. In May 1996, the corporate structure was revised and Cliffwood Oil & Gas Corp. became the parent corporation to Cliffwood Production Co. ("Cliffwood Production") and Cliffwood Energy Company ("Cliffwood Energy"), both wholly-owned subsidiaries. In June 1997, Cliffwood formed Cliffwood Exploration Company ("Cliffwood Exploration"), a wholly-owned subsidiary. References herein to the term "Cliffwood" shall refer to Cliffwood Oil & Gas Corp. and all consolidated subsidiaries.

        Cliffwood is principally engaged in the exploration, acquisition, development and production of oil and natural gas. Cliffwood's exploration efforts are focused primarily in Texas with additional undeveloped properties and prospects located in southern Louisiana and the Texas Gulf Coast area. Cliffwood's principal proved reserves are located onshore in Texas. As of September 30, 1997, Cliffwood had estimated proved reserves of 2,874,000 bbls of oil and 7,022,000 mcf of natural gas having an estimated Present Value of Proved Reserves of approximately $23.5 million. The estimates of Cliffwood's proved developed reserves as of September 30, 1997, referred to in this Memorandum are based upon the reports prepared by Cliffwood's management and technical staff.

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
Such reports do not vary materially from independent reports prepared to calculate Cliffwood's lending capacity by Comerica Bank-Texas, the lead bank for Cliffwood's existing line of credit. The term "Present Value of Proved Reserves" refers to the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with Securities and Exchange Commission guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation, without giving effect to certain non-property related expenses and discounted using an annual discount rate of 10%.

        From the commencement of its operations in February 1996, Cliffwood has focused on reserve acquisitions and development activities. Following the acquisition of Cliffwood Energy and its related oil and gas interests in February, 1996, Cliffwood acquired 15 wells located in Madison County, Texas in April 1996. In September of 1996, in connection with the acquisition of the Fort Stockton and Goldsmith-Landreth Units, Cliffwood Energy became the general partner of a limited partnership known as Cliffwood Acquisition 1996 Limited Partnership ("CALP 96"). CALP 96 was capitalized with approximately $3,000,000 by its limited partners who include Energy Capital Investment Company, PLC and Encap Equity 1996 Limited Partnership, who were issued warrants to acquire a total of 300,000 shares of the Cliffwood Class A Common Stock. Generally, Cliffwood Energy funds 10% of the capital requirement for each project undertaken by CALP 96 and may earn up to 70% of the cash flows of CALP 96 if certain conditions are satisfied. Cliffwood must offer CALP 96 25% of future acquisitions sponsored by Cliffwood up to CALP 96's capital limit of $10,000,000.

        Cliffwood and its affiliated partnerships acquired a 100% working interest in the Fort Stockton Unit in September 1996. At approximately the same time, Cliffwood and its affiliated partnerships acquired an 83% working interest in the Goldsmith-Landreth San Andres Unit.

        Effective December 1, 1996, Cliffwood and its affiliated partnerships acquired a 100% interest in the Huff and McFadden Fields. The Company thereafter acquired interests in two additional fields in 1996 and closed the acquisition of an interest in the Magnet Withers and Ollie London Fields in March of 1997. In the summer of 1997, Cliffwood established an exploration and development joint venture with Bechtel Exploration Company known as the Cliffwood-Blue Moon Joint Venture ("Cliffwood-Blue Moon JV"). Pursuant to the Cliffwood-Blue Moon JV, Cliffwood has acquired rights to certain 3-D seismic data covering 150 square miles located in Acadia, Lafayette and Vermilion Parishes, Louisiana, and access to 3-D seismic data covering an additional 50 square miles located in Cameron and Calcasieu Parishes, Louisiana.

        Effective August 1, 1997, Cliffwood acquired from V&C Energy Limited Partnership ("V&C") all of the oil and natural gas interests held by V&C in exchange for $2,500,000 cash, 100,000 shares of Cliffwood's Class A Common Stock and a warrant to acquire 50,000 shares of Cliffwood Class A Common Stock at a price of $4.50 per share. The acquisition of the V&C properties resulted in Cliffwood acquiring V&C's undivided interests in six fields in which Cliffwood already held an existing interest. V&C is a limited partnership whose general partner is Energy Resources Associates, Inc., a wholly-owned entity of Mr. Lodzinski and its limited partners include Mr. Lodzinski and Vlasic Investments, LLC, an entity controlled by Michael A. Vlasic, a director of Cliffwood.

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
        In 1996, upon the closing of certain acquisitions for Cliffwood, Mr. Lodzinski was paid a cash fee in the aggregate of $40,250. Cliffwood also had an arrangement with Mr. Crews that he would earn a certain amount of its Class A Common Stock based upon his agreement to work without compensation for a period of six months. Mr. Crews also earned a fee of $57,250 for his services in generating and closing certain acquisitions on behalf of Cliffwood. Mr. Mandell
C. Selber, an officer of Cliffwood, was paid a cash fee in the amount of $23,800 as a commission with respect to the acquisitions in the New Diana Field, such fee was negotiated with Mr. Selber prior to his employment by Cliffwood.

        Cliffwood's strategy has been to continue to pursue exploration and development opportunities which shall constitute a significant part of the overall business plan and to continue to achieve growth through purchases of reserves, re-engineering, development and exploration. Cliffwood's primary business strategy for drilling is to originate prospects, acquire leases and/or options and solicit participants on a promoted basis pursuant to which Cliffwood has the potential to earn interest in the properties and possibly receive a profit interest greater than its proportionate cost. Cliffwood will also seek to sell participations in the higher risk and higher cost prospects in an effort to reduce the risk of exploration. Texoil presently intends to continue this strategy with Cliffwood's properties and reserves.

ITEM 5.        OTHER EVENTS

RIMCO FINANCING

        Texoil Company and Texoil, Inc. had existing financing arrangements with affiliates of RIMCO and with certain of their directors and affiliates of those directors ("Existing Financing"). All of the outstanding principal and accrued and unpaid interest under the Existing Financing was either paid in full or converted into (or exchanged for) the Common Stock of Texoil, Inc. All unfunded commitments to lend or sell notes under the Existing Financing were canceled or terminated.

        On December 31, 1997, Texoil entered into a Note Purchase Agreement (the "RIMCO Agreement") with four limited partnerships of which RIMCO is the controlling general partner (the "RIMCO Lenders"). Under the RIMCO Agreement, the RIMCO Lenders have agreed to provide up to $10,000,000 in financing and Texoil issued 7.875% Convertible Subordinated General Obligation Notes in the principal amount of $10,000,000 to RIMCO (the "Convertible Notes").

        A portion of the proceeds from the sale of the Convertible Notes was used to repay a portion of the Existing Financing. The remainder of the proceeds from the sale of the Convertible Notes may be used for working capital purposes.

        The Convertible Notes will mature December 1, 1999, subject to extension pursuant to the terms of the RIMCO Agreement ("Maturity Date"). Amounts advanced under the Convertible Notes will accrue interest at a fixed, annual rate of 7.875%. Interest is payable on the first day of each month beginning February 1, 1998. All outstanding principal plus all accrued and unpaid interest

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is due and payable on the Maturity Date or upon a "Change of Control" as defined in the RIMCO Agreement.

        At any time prior to the Maturity Date, indebtedness outstanding under the Convertible Notes is convertible by the holders, in whole or in part, into Texoil Common Stock at an initial per share conversion price equal to $1.75, subject to anti-dilution adjustments. Texoil can convert all of the outstanding indebtedness under the Convertible Notes into Texoil Common Stock if the average closing price per share during a period of 20 consecutive trading days ("Average Price") equals or exceeds 130% of the conversion price.

        If on December 1, 1999, cash availability of Texoil and its subsidiaries is less than the principal and accrued and unpaid interest outstanding under the Convertible Notes, the RIMCO Lenders can be required to convert the outstanding principal and accrued and unpaid interest into Texoil Common Stock, if the relationship between the Average Price and the conversion price satisfies certain conditions set out in the RIMCO Agreement.

        The Company granted the holders of the Convertible Notes certain registration rights in respect of shares of Texoil Common Stock issuable upon conversion of debt under the Convertible Notes.

        The indebtedness under the RIMCO Agreement is subject to the terms of a subordination agreement among the RIMCO Lenders, Comerica Bank-Texas, N.A. (as agent for itself and certain other lenders), Cliffwood Oil & Gas Corp., Cliffwood Energy Company, and Cliffwood Production Company, under which indebtedness under the RIMCO Agreement is subordinated in right of payment and the RIMCO Lenders are subject to restrictions on their right to exercise remedies under the RIMCO Agreement. The subordination provisions to not affect the ability to convert indebtedness under the RIMCO Agreement into Common Stock of Texoil.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

        Financial statements will be filed as soon as practicable but no later than sixty days from the date this report is required to be filed.

PRO FORMA FINANCIAL INFORMATION

        Pro forma financial statements will be filed as soon as practicable but no later than sixty days from the date this report is required to be filed.

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
EXHIBITS

        The following exhibits are filed with the Form 8-K in accordance with the provisions of Item 601 of Regulation S-B promulgated under the Securities Act of 1933, as amended:

2.1 Agreement and Plan of Merger, dated December 31, 1997, by and among Texoil, Inc., Texoil Acquisition, Inc., and Cliffwood Oil & Gas Corp.

2.2 Executive Employment Agreement, dated January 1, 1998, by and among Texoil, Inc. and Frank A. Lodzinski.

5.1 Note Purchase Agreement, dated December 31, 1997, by and among Texoil, Inc. and Resource Investors Management Company.

5.2 Form of the Texoil, Inc. 7.875% Convertible Subordinated General Obligation Note.

5.3 Guaranty Agreement, dated December 31, 1997, by and among Cliffwood Oil & Gas Corp. and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV.

5.4 Guaranty Agreement, dated December 31, 1997, by and among Texoil Company and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV.

5.5 Amended and Restated Stock Ownership and Registration Rights Agreement among Texoil, Inc. and RIMCO Partners, L.P., RIMCO Partners, L.P. II, RIMCO Partners, L.P. III, and RIMCO Partners, L.P. IV, dated December 31, 1997.

FORWARD-LOOKING STATEMENTS

        This Report contains certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, so included in this Report that address activities, events or developments that Texoil expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and analyses made by management of Texoil in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate. The forward-looking statements included in this Report are also subject to a number of material risks and uncertainties. Such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 1998


                                            TEXOIL, INC.




                                            /S/ FRANK A. LODZINSKI
                                            Frank A. Lodzinski,
                                            President

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